Earnings Supplement Q1 2025

2 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Q1 2025 Financial Highlights Q1 2025 (1) See reconciliation of GAAP to non-GAAP financial measures on page 5 Q1 2024 Revenue $24.4 million $30.7 million Adj. EBITDA1 $5.7 million $12.5 million Total Certs 27,638 28,189

3 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Key Performance Indicators Three Months Ended March 31, 2025 2024 Certs Credit Union & Bank 24,215 21,078 OEM 3,423 7,111 Total Certs 27,638 28,189 Unit Economics Avg. Profit Share Revenue per Cert (1) $ 278 $ 533 Avg. Program Fee Revenue per Cert $ 550 $ 508 Originations Facilitated Loan Origination Volume ($ in 000s) $ 782,901 $ 787,833 Average Loan Size $ 28,327 $ 27,948 Channel Overview New Vehicle Certs as a % of Total 11.6% 11.0 % Used Vehicle Certs as a % of Total 88.4% 89.0 % Indirect Certs as a % of Total 77.5% 80.5 % Direct Certs as a % of Total 18.2% 15.9 % Refinance Certs as a % of Total 4.3% 3.6% (1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was a reduction of $0.9 million and $1.1 million for the three months ended March 31, 2025 and 2024, respectively.

4 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Financial Results ($ in '000s) Three Months Ended March 31, 2025 2024 Revenue Program fees $ 15,210 $ 14,309 Profit share(1) 6,730 13,882 Claims administration and other service fees 2,453 2,554 Total revenue 24,393 30,745 Cost of services 6,084 5,750 Gross profit 18,309 24,995 Operating expenses General and administrative 10,898 11,979 Selling and marketing 4,382 4,214 Research and development 2,267 1,479 Total operating expenses 17,547 17,672 Operating income 762 7,323 Interest expense (2,589) (2,770) Interest income 2,500 2,971 Income before income taxes 673 7,524 Income tax expense 56 2,437 Net income $ 617 $ 5,087 (1) Profit share revenue was reduced by a change in estimate of historical vintages of $0.9 million and $1.1 million for the three months ended March 31, 2025 and 2024, respectively.

5 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Reconciliation of GAAP to Non-GAAP Financial Measures Three Months Ended March 31, 2025 2024 Net income $ 617 $ 5,087 Non-GAAP adjustments: Interest expense 2,589 2,770 Income tax expense 56 2,437 Depreciation and amortization expense 544 372 Share-based compensation expense 1,846 1,854 Total adjustments 5,035 7,433 Adjusted EBITDA $ 5,652 $ 12,520 Total revenue $ 24,393 $ 30,745 Adjusted EBITDA margin 23% 41 % Adjusted EBITDA ($ in 000's)

6 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Total Current Share Count Shares In thousands Total Shares Outstanding May 5, 2025 119,786 Treasury Shares 8,412 Total Shares Issued 128,198